Exhibit No. 99.1
Press Release

Gyrodyne Company of America, Inc.
1 Flowerfield, Suite 24
St. James, New York 11780-1551
Phone (631) 584-5400 Fax (631) 584-7075

F O R   I M M E D I A T E   R E L E A S E

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GYRODYNE COMPANY OF AMERICA, INC. ANNOUNCES
 AGREEMENT WITH BULLDOG INVESTORS

ST. JAMES, N.Y., Sept. 20, 2011 – Gyrodyne Company of America, Inc. (“NASDAQ:GYRO”) announced today that Gyrodyne and the Bulldog investors group (“Bulldog”), which owns approximately 18% of Gyrodyne’s outstanding shares, have entered into a new agreement with respect to board representation and standstill restrictions that will be effective generally through 2014.  Bulldog’s standstill restrictions under an agreement signed by the parties in 2008 have expired.

Under the new agreement, Gyrodyne has agreed to allow Bulldog to purchase shares in Gyrodyne’s current rights offering without triggering Gyrodyne’s shareholder rights plan despite exceeding the 20% beneficial ownership limitation under the plan.  Gyrodyne has also agreed in the new agreement to include Naveen Bhatia, a current independent director of Gyrodyne, on the Board's slate of nominees for the 2011 Annual Meeting of Shareholders to serve in the class of directors with terms ending in 2014.  The new agreement obligates Bulldog to comply with certain standstill restrictions with respect to their ownership of Gyrodyne stock.

Commenting on the new agreement, Stephen V. Maroney, Gyrodyne’s President & CEO, stated that “… this extension of our agreement with our largest shareholder reflects a healthy relationship between us and reinforces our shared goal to unlock the true value of the Company for all of our shareholders”.

Bulldog’s principal Phil Goldstein added “we agreed to participate in both the basic and over-subscription privileges in Gyrodyne’s rights offering and extended our existing agreement with Gyrodyne because we believe the Board and Management are committed to maximizing shareholder value.   We’re especially pleased with the Court of Claims decision in favor of Gyrodyne, and we hope the Company will prevail in the State’s appeal”.

Gyrodyne has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents Gyrodyne has filed with the SEC for more complete information about Gyrodyne and its offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

About Gyrodyne Company of America, Inc.
Gyrodyne, a real estate investment trust, manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties primarily in the New York City metropolitan area.  Gyrodyne owns a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property which is the subject of development plans.  Gyrodyne also owns medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia.  Gyrodyne is also a limited partner in the Callery Judge Grove, L.P., which owns a 3,700 plus acre property in Palm Beach County, Florida, also the subject of development plans.  Gyrodyne’s common stock is traded on the NASDAQ Capital Market under the symbol GYRO.  Additional information about Gyrodyne may be found on its web site at http://www.gyrodyne.com.

Gyrodyne is a party to a lawsuit against the State of New York for just compensation for 245.5 acres of its Flowerfield property taken by Stony Brook University under eminent domain on November 2, 2005.  In the lawsuit, the Court of Claims has ordered New York State to pay Gyrodyne an additional $98,685,000 (in addition to the $26,315,000 paid by the State at the time of the taking) plus statutory interest on the additional amount at the rate of nine percent (9%) per annum from November 2, 2005 to the date of payment, as well as an additional $1,475,000 for actual and necessary costs, disbursements and expenses incurred by Gyrodyne in the lawsuit.  The State is appealing the foregoing judgments.

Forward-Looking Statement Safe Harbor
The statements made in this press release that are not historical facts constitute “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “estimates,” “believes,” “seeks,” “could,” “should,” or “continue,” the negative thereof, other variations or comparable terminology.  Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, the ability to obtain additional capital in order to develop Gyrodyne’s undeveloped property in St. James, New York and other risks detailed from time to time in Gyrodyne’s SEC reports.

Media Contact:  Stephen V. Maroney, President & CEO, Gyrodyne Company of America, Inc., (631) 584-5400.